UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2020

Rodin Income Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-221814	81-1144197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

Distributions Declared

On February 13, 2020, the board of directors of Rodin Income Trust, Inc. (the “Company”) authorized, and the Company declared, distributions for the period from February 15, 2020 to May 14, 2020, in an amount equal to $0.004602739 per day per share (or approximately $1.68 on an annual basis). Distributions will be payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

Net Asset Value

On February 13, 2020, the Company’s board of directors approved an estimated net asset value (the “NAV”) as of December 31, 2019 of $23.46 per share for Class A and I, and $23.44 for Class T shares of common stock. The calculation of the Company’s estimated NAV was performed by Robert A. Stanger & Co., Inc. (“Stanger”), its independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. Although the independent valuation firm performs the calculation of the Company’s estimated NAV, the Company’s board of directors is solely responsible for the determination of the Company’s estimated NAV.

In performing the calculation of the estimated NAV per share, Stanger observed that the Company had originated two loans as of December 31, 2019, and that the Company’s NAV was comprised of cash and equivalents plus its interests in the Delshah Loan (as defined below) and the East 12th Street Loan (as defined below), amounts due from related party and prepaid expense less accrued expenses, distributions payable and due to related party (excluding amounts owed to Rodin Income Advisors, LLC (the “Advisor”) for reimbursement of organization and offering costs, as further described below (the “O&O Costs”), less the current accrued O&O Costs liability), as identified on the Company’s balance sheet. Stanger also considered any other amounts due to the Advisor or affiliates for repayment of certain sponsor support of a portion of selling commissions and dealer manager fees and amounts due to the special unit holder in certain circumstances, including liquidation of the Company, for which no amounts were due as of December 31, 2019. There can be no assurance that a stockholder would realize $23.46 per share of Class A and I common stock or $23.44 per share of Class T common stock if the Company were to liquidate or engage in another type of liquidity event today. In particular, the Company’s December 31, 2019 NAV does not consider fees or expenses that may be incurred in connection with a liquidity event, including reimbursement of amounts to the Advisor for O&O Costs, and any operating expenses that have not been invoiced by the Advisor in accordance with the terms of the advisory agreement. The Company believes that the methodology of determining the Company’s NAV conforms to the Institute for Portfolio Alternatives Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and is prepared in accordance with the procedure described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. In addition, the Company’s board of directors periodically reviews the Company’s NAV policies and procedures.

The purchase price per share for each class of the Company’s common stock will generally equal the prior quarter’s NAV per share, as determined quarterly, plus applicable selling commissions and dealer manager fees. The NAV for each class of shares is based on the value of the Company’s assets and the deduction of any liabilities, and any distribution fees applicable to such class of shares.

Delshah Loan and East 12th Street Loan

In accordance with the Company’s valuation procedures, an $18 million fixed rate mezzanine loan (the “Delshah Loan”) and an $8.99 million floating-rate mezzanine loan (the “East 12th Street Loan”) (individually a “Loan Investment” and collectively the “Loan Investments”) were included in the determination of NAV at their estimated fair market value as of December 31, 2019, as determined by Stanger, as adjusted to reflect the Company’s interests in the Loan Investments, respectively, as of December 31, 2019. The Loan Investments estimated value was based upon taking, for each Loan Investment, the loan payments over the remaining anticipated term and discounting such payments to present value at a discount rate range equal to the current estimated market interest rate on financing similar to the applicable Loan Investments. To provide their opinion of value of the Loan Investments, Stanger first reviewed the terms of each of the Loan Investments as contained in the loan documents. Stanger then reviewed mezzanine loan market terms at or around December 31, 2019 to ascertain current market interest rate levels for loans similar to the Loan Investments. This review was conducted by (i) recent interviews of participants in the mezzanine/preferred equity market, (ii) reviewing recent mezzanine loan transactions, and (iii) reviewing published surveys available at or around December 31, 2019. Based on Stanger’s reviews above and taking into consideration the Loan Investments’ unique factors, including, but not limited to, loan-to-value (based on the appraised value range of the collateral), debt service coverage/debt yield, collateral property, financial information pertaining to the borrower, prepayment terms, and loan origination date, maturity date and extension terms, a market interest rate range was determined for each Loan Investment to utilize in the determination of the fair market value of the Loan Investments.

Specifically, it was determined that the current market interest rate for each Loan Investment equaled its contractual interest rate and, therefore, the Loan Investments estimated fair market value equaled the current balance outstanding as of December 31, 2019.

The following table provides a breakdown of the major components of the Company’s NAV:

Components of NAV	December 31, 2019
Cash and cash equivalents	$905,358
Commercial mortgage loans, held for investment(1)	$10,773,980
Due from related party	$4,765
Accrued interest receivable	$177,177
Accounts payable and accrued expenses	$(16,384)
Distributions payable	$(67,730)
Due to related party(2)	$(122,389)
Distribution fee payable the following month(3)	$(1,135)
Accrued interest payable	$(83,246)
Sponsor Support Repayment/Special Unit Holder Interest	$—

Net Asset Value	$11,570,396

Number of outstanding shares	493,217

Note:	(1) Reflects the Company’s interest in the Loan Investments.

(2) Excluding $94,671 due to the Advisor for reimbursement of O&O Costs ($98,052 less the current liability due of $3,381)
pursuant to the procedures described in the “Net Asset Value Calculations and Valuation Procedures” section of the
Company’s prospectus.

(3) Distribution fee only relates to Class T shares.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$8,109,955	$1,356,665	$2,394,660	$11,861,280
Due to related party	(83,681)	(15,134)	(24,709)	$(123,524)
Other liabilities	(114,430)	(19,142)	(33,788)	$(167,360)

Quarterly NAV	$7,911,843	$1,322,389	$2,336,163	$11,570,396
Number of outstanding shares	337,229	56,413	99,575	493,217

NAV per share	$23.46	$23.44	$23.46

The following table reconciles stockholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholder’s Equity to NAV	December 31, 2019
Stockholder’s equity under U.S. GAAP	$11,427,121
Adjustments:
Organization and offering costs	94,671
Accrued distribution fee	48,604

NAV	$11,570,396

The following details the adjustments to reconcile U.S. GAAP stockholder’s equity to the Company’s NAV:

Organization and offering costs

The Advisor has agreed to pay, on behalf of the Company, all O&O Costs through the first anniversary of the date on which the Company satisfied the minimum offering requirement in its initial public offering, which was June 28, 2019 (the “Escrow Break Anniversary”). After the Escrow Break Anniversary, the Advisor, in its sole discretion, may pay some or all of the additional O&O Costs incurred, but it is not required to do so. Following the Escrow Break Anniversary, the Company began reimbursing the Advisor for payment of the O&O Costs ratably over a 36-month period; provided, however, that the Company will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for O&O Costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross proceeds of the Offering (the “1% Cap”), as of such payment date. To the extent the Advisor pays such additional O&O Costs, the Company will be obligated to reimburse the Advisor subject to the 1% Cap. Any amounts not reimbursed in any period shall be included in determining any reimbursement liability for a subsequent period. As of December 31, 2019, the Advisor has continued to pay all O&O Costs on behalf of the Company. Under U.S. GAAP, the Company’s reimbursement liability pertaining to the O&O costs is included with due to related party in the Company’s consolidated balance sheet. For NAV, such costs will be recognized as a reduction in NAV as they are reimbursed.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to the Company’s December 31, 2019 NAV for the changes in the effective contractual interest rates for the Delshah Loan and East 12th Street Loan, respectively:

Sensitivity Analysis	Range of NAV (Class A & I)			Range of NAV (Class T)
	Low	Concluded	High	Low	Concluded	High
Estimated Per Share NAV	$23.22	$23.46	$23.71	$23.20	$23.44	$23.69
Estimated Market Interest Rate(1) – Delshah Loan	9.69%	9.23%	8.77%	9.69%	9.23%	8.77%
Estimated Market Interest Rate(1) – East 12th Street Loan	12.33%	11.74%	11.16%	12.33%	11.74%	11.16%

Note:    (1) As of December 31, 2019, the market interest rate was determined to be equal to the contractual interest rate for each of the Loan Investments.

Offering Prices

On February 13, 2020, the Company’s board of directors approved new offering prices for the Company’s Class A Class T and Class I shares of common stock. The offering prices in connection with the Company’s primary offering are equal to the estimated NAV for such class of common stock plus applicable upfront selling commissions and dealer manager fees, less applicable support from the Company’s sponsor of a portion of selling commissions and dealer manager fees. The offering prices in connection with the Company’s distribution reinvestment plan are equal to the estimated NAV for such class of common stock. The Company will not accept any subscription agreements during the five business day period following this publication and the new offering prices will be effective thereafter. We will commence accepting subscription agreements again on February 24, 2020.

The offering prices in our primary offering are set forth below:

	Offering Price
Class A Shares	$24.69	*
Class T Shares	$23.92	*
Class I Shares	$23.46

*	These amounts have been rounded to the nearest whole cent and the actual per share offering price for the Class A Shares is $24.6947 and for the Class T Shares is $23.9184, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.

Date: February 14, 2020	By:	/s/ Paul Pion
Name: Paul Pion
Title: Chief Financial Officer